                                                                     EXHIBIT 3.4




                                 AMENDED BYLAWS
                                       OF
                        HOLLYWOOD PARK OPERATING COMPANY
                                     AS OF
                                AUGUST 10, 1992

                               TABLE OF CONTENTS
                               -----------------


                                                         Page
                                                         ----
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ARTICLE I.   OFFICES....................................   1

   Section 1.1   The Registered Office and
                 Principal Executive Office.............   1
   Section 1.2   Other Offices..........................   1

ARTICLE II.  MEETINGS OF STOCKHOLDERS...................   1

   Section 2.1   Annual Meetings........................   1
   Section 2.2   Special Meetings.......................   1
   Section 2.3   Notice of Special Meeting..............   1
   Section 2.4   Place of Meeting.......................   2
   Section 2.5   Notice of Annual Meetings..............   2
   Section 2.6   Voting Lists...........................   2
   Section 2.7   Persons Entitled to Vote...............   2
   Section 2.8   Record Date............................   2
   Section 2.9   Quorum and Adjournments................   3
   Section 2.10  Order of Business......................   3
   Section 2.11  Voting Rights..........................   3
   Section 2.12  Action by Written Consent..............   3

ARTICLE III. BOARD OF DIRECTORS.........................   4

   Section 3.1   General Powers.........................   4
   Section 3.2   Number, Classification,
                 Qualification and Term of Office.......   4
   Section 3.3   Election of Directors..................   4
   Section 3.4   Resignations...........................   4
   Section 3.5   Vacancies, etc.........................   4

ARTICLE IV.  MEETINGS OF THE BOARD OF DIRECTORS.........   5

   Section 4.1   Place of Meetings......................   5
   Section 4.2   Regular Meetings.......................   5
   Section 4.3   Special Meetings.......................   5
   Section 4.4   Quorum.................................   5
   Section 4.5   Informal Action; Telephonic
                 Participation..........................   5
   Section 4.6   Compensation...........................   6
   Section 4.7   Director Emeritus......................   6
   Section 4.8   Right to Indemnification...............   6
   Section 4.9   Right of Claimant to Bring Suit........   7
   Section 4.10  Non-Exclusivity of Rights..............   7
   Section 4.11  Insurance and Trust Fund...............   7
   Section 4.12  Indemnification of Employees
                 and Agents of the Corporation..........   8
   Section 4.13  Amendment..............................   8


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 ARTICLE V.  COMMITTEES OF DIRECTORS....................   8

   Section 5.1   Appointment and Powers.................   8
   Section 5.2   Standing Audit Committee...............   9
   Section 5.3   Standing Executive Committee...........   9
   Section 5.4   Committee Minutes......................   9

ARTICLE VI.  OFFICERS...................................   9

   Section 6.1   Number and Qualifications..............   9
   Section 6.2   Election and Term of Office............  10
   Section 6.3   Other Officers and Agents..............  10
   Section 6.4   Removal................................  10
   Section 6.5   Resignations...........................  10
   Section 6.6   Chairman of the Board..................  10
   Section 6.7   President..............................  11
   Section 6.8   Chief Operating Officer................  11
   Section 6.9   Treasurer..............................  12
   Section 6.10  Assistant Treasurer....................  12
   Section 6.11  Secretary..............................  12
   Section 6.12  Assistant Secretary....................  12
   Section 6.13  Controller.............................  13
   Section 6.14  Salaries...............................  13

ARTICLE VII. STOCK......................................  13

   Section 7.1   Certificate of Shares..................  13
   Section 7.2   Transfer of Stock......................  13
   Section 7.3   Lost, Stolen, Destroyed or
                 Mutilated Certificates.................  13
   Section 7.4   Registered Stockholders................  14
   Section 7.5   Regulations............................  14

ARTICLE VIII. CORPORATE RECORDS -- INSPECTION...........  14

   Section 8.1   Records................................  14
   Section 8.2   Inspection of Books and Records........  14

ARTICLE IX.  AMENDMENTS.................................  15

   Section 9.1   Amendments.............................  15
   Section 9.2   Recordation............................  15

ARTICLE X.   CORPORATE SEAL.............................  15


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ARTICLE XI.  CONTRACTS, CHECKS, DRAFTS, BANK
             ACCOUNTS, ETC..............................  15

   Section 11.1  Execution of Contracts, etc............  15
   Section 11.2  Loans..................................  15
   Section 11.3  Checks.................................  16
   Section 11.4  Fiscal Year............................  16
   Section 11.5  Stock in Other Corporations............  16
   Section 11.6  Bank Accounts and Deposits.............  16

ARTICLE XII. THE TURF CLUB..............................  16

                                 AMENDED BYLAWS
                                       OF
                        HOLLYWOOD PARK OPERATING COMPANY
                              (the "Corporation")
                             As of August 10, 1992

                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     SECTION 1.1  The Registered Office and Principal Executive Office.  The
                  ----------------------------------------------------
registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent of the Corporation in said State shall be The Corporation Trust Company. The principal executive office of the Corporation shall be located at 1050 South Prairie Avenue, Inglewood, California, or at such other place within or without the State of California as may be fixed by the Board of Directors.

     SECTION 1.2  Other Offices.  The Corporation may also maintain an office or
                  -------------
offices at such other place or places as the Board of Directors may from time to time appoint.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     SECTION 2.1  Annual Meetings.  The annual meeting of stockholders of the
                  ---------------
Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting directors shall be elected and any other business may be transacted which is within the power of the stockholders and allowed by law.

     SECTION 2.2  Special Meeting.  Special meetings of the stockholders, for
                  ---------------
any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors or by the holders of a majority of shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 2.3  Notice of Special Meeting.  Upon receipt of a request for a
                  -------------------------
special meeting of stockholders in writing from a person or persons entitled to call any such meeting, the officer receiving such notice forthwith shall cause written notice to be given to the stockholders entitled to vote at such meeting, that a meeting will be held at the time requested by the person or persons requesting a meeting, which date shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt by such officer of the request. Business conducted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.4  Place of Meeting.  All meetings of stockholders shall be held
                  ----------------
at such places, within or without the State of Delaware, as may from time to time be designated in the respective notices or waivers or notice thereof.

     SECTION 2.5  Notice of Annual Meetings.  The Secretary or Assistant
                  -------------------------
Secretary shall give written or printed notice of the annual meeting stating the place, date and hour of the meeting to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     SECTION 2.6  Voting Lists.  The officer who has charge of the stock ledger
                  ------------
of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. The list shall also be produced and maintained at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder.

     SECTION 2.7  Persons Entitled to Vote.  Except as otherwise provided by
                  ------------------------
law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given, shall be entitled to notice of a stockholders' meeting, or to vote at such meeting.

     SECTION 2.8  Record Date.  The Board of Directors may fix a time in the
                  -----------
future as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of shareholders or entitled to receive any dividend or distribution, or to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. In the event any meeting of stockholders is adjourned for more than forty-five (45) days, the Board shall fix a new record date for purposes of giving notice of, and determining the holders of shares entitled to vote at, such adjourned meeting.

     SECTION 2.9  Quorum and Adjournments.  The holders of a majority of the
                  -----------------------
shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. Except as otherwise provided by statute or in the Certificate of Incorporation of the Corporation, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present, shall be the act of the stockholders.

     SECTION 2.10  Order of Business.  The order of business at each meeting of
                   -----------------
the stockholders shall be determined by the Chairman of the Board as the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

     SECTION 2.11  Voting Rights.  Each stockholder will at every meeting of the
                   -------------
stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after eleven (11) months from its date, unless the proxy document provides for a longer period.

     SECTION 2.12  Action by Written Consent.  Unless otherwise provided in the
                   -------------------------
Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III
                                  -----------

                              BOARD OF DIRECTORS
                              ------------------

     SECTION 3.1  General Powers.  The property, business and affairs of the
                  --------------
Corporation shall be managed by or under the direction of the Board.

     SECTION 3.2  Number, Classification, Qualification and Term of Office.  The
                  --------------------------------------------------------
Board of Directors shall consist of one (1) or more members. The exact number of directors shall be fixed and may be changed from time to time by a resolution duly adopted by the Board of Directors or the stockholders, except as otherwise provided by law or the Certificate of Incorporation. The directors shall be elected for a term expiring at the next annual meeting or thereafter when their successors are elected and qualified.

     SECTION 3.3   Election of Directors.  At each meeting of the stockholders
                   ---------------------
for the purpose of election of directors at which a quorum is present, the persons, up to the number of directors to be elected thereat receiving the greatest number of votes shall be the directors. If demanded by a stockholder of the Corporation present in person or by proxy at such meeting and entitled to vote thereat or so directed by the chairman of such meeting, such election shall be by ballot. Unless an election by ballot shall be so demanded or directed, the election may be conducted in any manner approved at such meeting.

     SECTION 3.4  Resignations.  Any director may resign at any time by giving
                  ------------
written notice of his resignation to the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such Chairman of the Board or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.5  Vacancies, etc.  Vacancies and newly increased directorships
                  ---------------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next election of directors, and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                                  ARTICLE IV
                                  ----------

                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------

     SECTION 4.1  Place of Meetings.  The Board of Directors of the Corporation
                  -----------------
may hold meetings, both regular and special, either within or without the States of Delaware and California.

     SECTION 4.2  Regular Meetings.  A regular meeting of the Board of Directors
                  ----------------
shall be held without other notice than this bylaw, immediately after, and at the same place, as the annual meeting of stockholders at which time the Board shall elect its officers. The Board of Directors may provide, by resolution, the time and place, within or without the States of Delaware and California for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4.3  Special Meetings.  Special meetings of the Board may be called
                  ----------------
by the Chairman of the Board or by the President upon forty-eight (48) hours' written notice by mail before the date of the meeting or twenty-four (24) hours' notice delivered personally or by telephone, telegram, or telecopy to each director, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the majority of the directors then in office.

     SECTION 4.4  Quorum.  At all meetings of the Board, a majority of directors
                  ------
shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.

     SECTION 4.5  Informal Action; Telephonic Participation.  Unless otherwise
                  -----------------------------------------
restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of any such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Any director may participate in a meeting of the Board or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and, participation in a meeting by such means shall constitute presence in person at such meeting.

     SECTION 4.6  Compensation.  The Board of Directors shall have the authority
                  ------------
to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings if approved by a resolution adopted by a majority of the members of the Board of Directors.

     SECTION 4.7  Director Emeritus.  The Board of Directors, by a majority-vote
                  -----------------
may designate any person who has served as a director of the Corporation as Director Emeritus, upon resignation or other retirement or termination of any such director's tenure of office. The Director Emeritus shall not, however, be entitled to attend any meetings of the Board of Directors or of any committee thereof without special invitation nor shall such Director Emeritus have any vote or voice in management other than merely as a stockholder, if he be such a stockholder.

     SECTION 4.8  Right to Indemnification.  Each person who was or is made a
                  ------------------------
party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Section
4.8 or otherwise.

     SECTION 4.9    Right of Claimant to Bring Suit.  If a claim under this
                    -------------------------------
Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable stand ard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 4.10   Non-Exclusivity of Rights.  The rights conferred by this
                    -------------------------
Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     SECTION 4.11   Insurance and Trust Fund.  In furtherance and not in
                    ------------------------
limitation of the powers conferred by statute:

          (1) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (2) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     SECTION 4.12   Indemnification of Employees and Agents of the Corporation.
                    ----------------------------------------------------------
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     SECTION 4.13   Amendment.  Sections 4.8 through 4.12 of this Article are
                    ---------
also contained in Article EIGHT of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed. Any repeal or modification of this Article shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                   ARTICLE V
                                   ---------

                            COMMITTEES OF DIRECTORS
                            -----------------------

     SECTION 5.1  Appointment and Powers.  The Board of Directors may, by
                  ----------------------
resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. No such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the bylaws of the Corporation; or to declare a dividend or authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall have only such powers and authority as are established by these bylaws or as the Board of Directors designates by resolution adopted by a majority of the whole Board, which powers and authority shall not be inconsistent with the Certificate of Incorporation or applicable law. The members of each committee shall be selected by the Chairman of the Board.

     SECTION 5.2  Standing Audit Committee.  The Board of Directors may, but
                  ------------------------
need not, by resolution adopted by a majority of the whole Board, designate a standing audit committee to be comprised of not less than three (3) directors, which committee may recommend a certified public accounting firm to conduct the annual audit of the Corporation, and submit such recommendation to the full Board of Directors for approval and appointment. It shall be the duty of such committee to confer with the Corporation's certified public accounting firm from time to time and discuss the audit work and the details thereof with such certified public accounting firm. The Audit Committee may also perform the following duties:

          1. Review the management letter of the Corporation's certified public accounting firm;

          2. Meet and consult with the Corporation's financial officers to discuss internal controls and procedures and implement recommendations of the Board of Directors relating to financial matters;

          3. Review staffing of the Corporation's accounting and financial departments and make recommendations to the Board relating to these departments; and

          4. Review the Corporation's budgets and long range financial planning.

     SECTION 5.3  Standing Executive Committee.  The Chairman of the Board shall
                  ----------------------------
appoint at least three (3) members of the Board to comprise an Executive Committee. The Executive Committee shall have such powers not inconsistent with these Bylaws, the Certificate of Incorporation or any mandatory statutes as the Board of Directors shall determine by resolution.

     SECTION 5.4  Committee Minutes.  Each committee shall keep regular minutes
                  -----------------
of its meetings and report the same to the Board of Directors.

                                   ARTICLE VI
                                   ----------

                                    OFFICERS
                                    --------

     SECTION 6.1  Number and Qualifications.  The officers of the Corporation
                  -------------------------
shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary, a Treasurer and a Controller. The Board of Directors may also choose an Executive Vice President, and one or more Assistant Secretaries and Assistant Treasurers, and a Chief Operating Officer. The Chairman of the Board, and the President shall be chosen from among the members of the Board, but membership on the Board shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

     SECTION 6.2  Election and Term of Office.  The principal officers of the
                  ---------------------------
Corporation shall be chosen annually by the Board. Each principal officer shall hold office until his successor shall have been duly chosen and shall qualify or until his earlier death or his earlier resignation or removal in the manner hereinafter provided.

     SECTION 6.3  Other Officers and Agents.  The Board of Directors may appoint
                  -------------------------
such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 6.4  Removal.  Any officer of the Corporation may be removed,
                  -------
either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by any committee of officers upon whom such power of removal may be conferred by the Board.

     SECTION 6.5  Resignations.  Any officer of the Corporation may resign at
                  ------------
any time by giving written notice of his resignation to the Board or the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board or the Chairman of the Board or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.6  Chairman of the Board.  The Chairman of the Board shall be the
                  ---------------------
Chief Executive Officer of the Corporation and shall, if present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall appoint all committees. If the Chairman of the Board is unable or declines to act as Chief Executive Officer, then the President shall become the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding between the officers of the Corporation subject only to actions of the Board of Directors. He may also delegate such of his duties to the President or such other officers as the Chairman of the Board from time to time deems appropriate.

     SECTION 6.7  President.  In the absence of any Chief Executive Officer as
                  ---------
the succession to that position is prescribed in these Bylaws or in the event of the inability or refusal of any such Chief Executive Officer to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He shall, at all times, have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation. The President shall also perform such other duties as the Chief Executive Officer of the Board of Directors may from time to time prescribe.

     SECTION 6.8  Chief Operating Officer.  The Chief Operating Officer shall be
                  -----------------------
an employee of the Corporation and shall serve at the pleasure of the Board of Directors. The Chief Operating Officer may, but need not be, a member of the Board of Directors, but in either event, shall be reportable to and act under the direction of the Chairman of the Board and the Board of Directors. The Chief Operating Officer shall supervise the daily operations and affairs of the Corporation under the direction of the Chairman of the Board or such other persons as the Chairman of the Board may appoint from time to time for that purpose and shall, within the limits specified in this section, control all of the Corporation's racing activities, supervise its employees and personnel, administer the Corporation's operating policies, and make such daily operating decisions as are reasonably necessary for effective management. The Chief Operating Officer shall have no authority to sign bonds, mortgages, certificates for shares or other documents or to obligate the Corporation for any sum in excess of $25,000.00 except as shall be expressly delegated by the Board of Directors or by these Bylaws. The Chief Operating Officer shall make such reports to the Board of

Directors and to the Chairman of the Board as may be directed by those entities and shall make a detailed report to the Chairman of the Board and to the Board of Directors on the results of racing operations and on the financial affairs of the Corporation no less frequently than monthly.

     SECTION 6.9  Treasurer.  The Treasurer shall have the custody of the
                  ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     SECTION 6.10  Assistant Treasurer.  The Assistant Treasurer shall, in the
                   -------------------
absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Chairman of the Board or the Board of Directors may from time to time prescribe or perform such duties of the Treasurer as the Treasurer of the Corporation may delegate from time to time.

     SECTION 6.11  Secretary.  The Secretary (or Assistant Secretary if
                   ---------
appropriately delegated) shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or such Assistant Secretary. The Chairman of the Board or the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 6.12  Assistant Secretary.  The Assistant Secretary, shall, in the
                   -------------------
absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board or the Board of Directors, or the Secretary may from time to time prescribe.

     SECTION 6.13  Controller.  The Controller shall keep or cause to be kept
                   ----------
correct records of the business and transactions of the Corporation and shall, upon request, at all reasonable times exhibit or cause to be exhibited such records to any of the directors of the Corporation at the place where such records are maintained. He shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

     SECTION 6.14  Salaries.  The salaries of all officers and agents of the
                   --------
Corporation shall be fixed by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                                     STOCK
                                     -----

     SECTION 7.1  Certificate of Shares.  Every owner of shares in the
                  ---------------------
Corporation shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation or any law, as shall be prescribed by the Board of Directors, certifying the number of shares, and class or series, owned by him in the Corporation. Every certificate for shares shall be signed by the Chairman of the Board, or President and the Secretary or the Assistant Secretary. Subject to the restrictions provided by law, signatures may be facsimile and shall be effective irrespective of whether any person whose signature appears on the certificates shall have ceased to be such officer before the certificate is delivered by the Corporation. Such certificate issued shall bear all statements or legends required by law to be affixed thereto.

     SECTION 7.2  Transfer of Stock.  Upon surrender to the Corporation or any
                  -----------------
transfer agent of the Corporation of a certificate for shares of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 7.3  Lost, Stolen, Destroyed or Mutilated Certificates.  The holder
                  -------------------------------------------------
of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated certificate, if the Corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof, and the Board of Directors may, at its discretion, require the owner of the lost, stolen, or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall, in its uncontrolled discretion, determine, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft or destruction of any such certificate or the issuance of such new certificates.

     SECTION 7.4  Registered Stockholders.  Except as otherwise provided by law,
                  -----------------------
the Corporation shall be entitled to recognize as the exclusive owner of shares of the Corporation for all purposes as regards the Corporation, the person in whose name the shares stand registered on its books as the owner and such person exclusively shall be entitled to receive dividends and to vote as such owner.
To the extent permissible under law, the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express or other notice thereof.

     SECTION 7.5  Regulations.  The Board of Directors shall have power and
                  -----------
authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation, and may appoint transfer agents, transfer clerks and registrars thereof.

                                  ARTICLE VIII
                                  ------------

                        CORPORATE RECORDS -- INSPECTION
                        -------------------------------

     SECTION 8.1  Records.  The Corporation shall maintain adequate and correct
                  -------
accounts, minutes of the Board, and proceedings of the stockholders, books and records of its business and properties. All of such books, records and accounts shall be kept at the Corporation's principal executive office, as fixed by the Board of Directors from time to time.

     SECTION 8.2  Inspection of Books and Records.  All books and records of the
                  -------------------------------
Corporation shall, to the extent provided by law, be open to inspection of directors, stockholders, and voting trust certificate holders, in the manner provided by law.

                                  ARTICLE IX
                                  ----------

                                  AMENDMENTS
                                  ----------

     SECTION 9.1  Amendments.  These Bylaws, or any of them, may be altered,
                  ----------
amended or repealed, or new Bylaws may be made, at any annual or special meeting, by the stockholders having voting power, or at any regular or special meeting of the Board of Directors, by vote of a majority of the whole Board, provided that the proposed action in respect thereof shall be stated in the notice of such meeting. Bylaws made, altered or amended by the Board shall be subject to alteration, amendment or repeal by the stockholders.

     SECTION 9.2  Recordation.  If any Bylaw is adopted, amended or repealed,
                  -----------
such action shall be recorded in the by-law section of the minute book in the appropriate place.

                                   ARTICLE X
                                   ---------

                                 CORPORATE SEAL
                                 --------------

     SECTION 10.1 The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word "Delaware".

                                   ARTICLE XI
                                   ----------

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

     SECTION 11.1  Execution of Contracts, etc.  Except as otherwise provided in
                   ---------------------------
these Bylaws, the Board may authorize any officer or officers, agent or agents, or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board or except as otherwise provided in these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     SECTION 11.2  Loans.  No loan shall be contracted on behalf of the
                   -----
Corporation, and no negotiable paper shall be issued, endorsed or accepted in its name, unless authorized by the Board or except as otherwise provided in these Bylaws. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation, or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

     SECTION 11.3  Checks.  All checks or demands for money and notes of the
                   ------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 11.4  Fiscal Year.  The fiscal year of the Corporation shall end on
                   -----------
December 31 of each succeeding year.

     SECTION 11.5  Stock in Other Corporations.  Shares of any other corporation
                   ---------------------------
which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman of the Board as Chief Executive Officer, or by any proxy appointed in writing as the Chairman of the Board, or by any other person or persons thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the treasurer or of any other nominee designated for the purpose by the Board of Directors.

     SECTION 11.6  Bank Accounts and Deposits.  The Board may from time to time
                   --------------------------
authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board. All funds of the Corporation not otherwise employed shall be deposited from time to time in one or more of such banks, trust companies or other depositories to the credit of the Corporation or otherwise as the Board, the Chairman of the Board or the President shall direct. The Board may make such other provisions in respect of such bank accounts not inconsistent with the provisions of these By-Laws as it may deem expedient.

                                  ARTICLE XII
                                  -----------

                                 THE TURF CLUB
                                 -------------

     SECTION 12.1 The Board of Directors shall set apart certain space in its main building on its premises generally described at 1050 South Prairie Avenue, Inglewood, California, for the members of the Turf Club.

     SECTION 12.2  The membership of the Turf Club shall consist of two classes:
(a) Life Members; and (b) Associate Members.

     SECTION 12.3  Life Members.  Life members shall be those natural persons
                   ------------
who acquired shares of the common stock of Hollywood Turf Club, directly, and by original subscription from this corporation, and who thereafter continue to remain the owners on the books of Hollywood Park, Inc., a Delaware corporation, of not less than six hundred (600) shares of said corporation which were received, in exchange for such shares of Hollywood Turf Club.

     SECTION 12.4  Associate Members.  Associate members shall be those natural
                   -----------------
persons to whom are extended the facilities of the Turf Club for a specified racing season.

     SECTION 12.5 No one stockholder shall be entitled to more than one Life Membership. In the event shares of the capital stock of Hollywood Turf Club shall have been subscribed for by, and originally issued directly by Hollywood Turf Club in the names of, husband and wife, or any two or more persons, jointly, or as joint tenants with right of survivorship, or as tenants in common, such two or more persons shall, as between themselves, designate which of such persons shall be registered as a Life Member in the membership book of the Turf Club, and the Hollywood Turf Club, on receipt of such advice, shall record such Life Membership accordingly.

     SECTION 12.6 Each applicant for an Associate Membership shall sign an application on a form to be prescribed by the Board of Directors and at said time pay a membership fee in an amount fixed by the then effective resolution of the Board. No application for membership need be made by Life Members so long as they shall remain the owners of record on the books of Hollywood Park, Inc. of at least six hundred (600) shares of the common stock thereof, nor shall Life Members be required to pay any fee for their membership.

     SECTION 12.7 To be eligible for Associate Membership in the Turf Club, the applicant must be in good standing in the community in which he resides and, if required by the Board of Directors, shall present evidence thereof satisfactory to the Board.

     SECTION 12.8  Admission, Suspension or Expulsion of Members.
                   ---------------------------------------------

          (a) The Board of Directors is hereby authorized to consider and determine all questions relating to the admission, election, appointment, withdrawal, suspension or expulsion of members of the Turf Club. Pursuant to the foregoing, the Board may suspend or expel any Associate Member for any conduct on or off the premises of the Hollywood Turf

Club which, in the sole judgment of a majority of the Board of Directors, is or may be detrimental to the best interest of racing or is likely to bring the Corporation or the Turf Club in disrepute, or for any willful violation of any of these by-laws relating to the Turf Club, or any reasonable house rules promulgated pursuant thereto. In the event of any such suspension or expulsion the Board shall refund the unearned portion of the paid membership fee. The Board shall be the sole judge in the matter of suspension or expulsion of Associate Members and its determination shall be final. No Associate Membership shall be effective until the applicant shall have been approved by the Board of Directors.

          (b) Any Life Member may be suspended or expelled by the Board for any willful violation of any of the provisions of these by-laws relating to the Turf Club, or any house rules promulgated pursuant thereto, or for any conduct on or off the Club premises which, in the judgment of the Board of Directors, is or may be detrimental to the best interest of racing or which, in the judgment of the Board, is likely to bring the Turf Club or the Hollywood Turf Club in disrepute. The Secretary shall cause to be delivered or mailed to such offending Life Member a written notice specifying the charge or charges preferred against him at least five (5) days prior to the date set by the Board of Directors for hearing such charge or charges. The member shall have the right to appear before the Board, make such defense thereto as in his judgment may be warranted by the facts and present witnesses or other evidence on his behalf. A two-thirds majority of the voting power of the entire Board shall be required to suspend or expel any Life Member and no such Life Member shall be expelled or suspended except in the manner in this Article provided. Upon the expulsion of a Life Member, his membership in the Turf Club shall be cancelled. The determination by the Board in the matter of expulsion of Life Members shall be final.

     SECTION 12.9 Members shall be responsible for any damage caused by them to the property, facilities and equipment set apart for the use of the Turf Club.

     SECTION 12.10 The Board of Directors may by resolution fix the number of persons who may be admitted to Associate Membership in the Turf Club, and may likewise by resolution fix and determine upon the number of guests that may be extended the privileges of the Turf Club by any member on any particular day or days, and may likewise fix and determine upon all admission prices and otherwise provide for the orderly conduct and administration of the social and recreational activities of the Turf Club, to the end that the facilities of the Club may be enjoyed to the fullest extent by the members thereof.

     SECTION 12.11 Each membership in the Turf Club is personal to the owner thereof and no membership is or shall be transferable by operation of law or otherwise. All membership rights terminate with the death of the owner or upon the expiration of the period for which they were granted. If a Life Member shall cease to be the record owner of at least six hundred (600) shares of the common stock of Hollywood Park, Inc., his membership in the Turf Club shall terminate automatically; provided, however, that such termination shall not prevent any such person from being thereafter elected to Associate Membership under such conditions and for such a membership fee as the Board of Directors may by resolution prescribe.

     SECTION 12.12 The Board of Directors shall cause to be mailed to each Life Member entitled thereto, two (2) coupon books, and to each associate Member, one
(1) coupon book, in ample time prior to race meets, or within a reasonable time after the acquisition of a membership in the Turf Club, as the case may be, to admit members to the parking facilities, enclosure, grandstand, public club house, and to the quarters of the Turf Club, such coupon books to be in such form and to contain such coupons, admission tickets, and other matters and things as the Board of Directors may determine upon. Membership certificates shall not be issued. No part of the earnings of the Turf Club shall inure to the benefit of or ever be distributed to, any person by reason of holding membership in the Turf Club. Such membership shall entitle the holder thereof to use and enjoy, subject to these by-laws, the facilities set apart for the Turf Club, in common with all other members, and no membership shall entitle the holder to any property interest in the assets or properties used by the Turf Club.

     SECTION 12.13 If any application for Associate Membership be rejected, the membership and application fee shall be returned.

     SECTION 12.14 The Corporation shall keep a membership book containing the names and addresses of each member of each class, and in any case where a membership has been terminated such fact shall be recorded in the book, together with the date on which the membership ceased.

     SECTION 12.15 The Board of Directors may designate a Membership Committee of at least three (3) members of the Board for the purpose of recommending to the Board of Directors applicants for Associate Membership in the Turf Club; it may also designate a House Committee and such other committees as, in the judgment of the Board, the needs of the Turf Club may require. All such committees shall serve at the pleasure of the Board.

     The undersigned, constituting the Board of Directors of HP Sub, Inc., hereby adopt the foregoing Bylaws as the Bylaws of said corporation.

     Dated:  August 5, 1991


                                        /s/ Thomas Gamel
                                        ______________________________
                                        Thomas Gamel


                                        /s/ R. D. Hubbard
                                        ______________________________
                                        R. D. Hubbard


                                        /s/ Harry Ornest
                                        ______________________________
                                        Harry Ornest


                                        /s/ Warren Williamson
                                        ______________________________
                                        Warren Williamson



THIS IS TO CERTIFY:

     That I am the duly elected, qualified and acting Secretary of HP Sub, Inc. and that the foregoing Bylaws were adopted as the Bylaws of said corporation on the 5th day of August, 1991 by the Board of Directors of said corporation.

     Dated:  August 5, 1991



                                        /s/ Donald Robbins
                                        _____________________________
                                        Donald Robbins